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EXHIBIT 10.16

                    SETTLEMENT AND GENERAL RELEASE AGREEMENT
                    ----------------------------------------


                  THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (the "SETTLEMENT AGREEMENT") is made and entered into this ___ day of August, 2001 (the "EFFECTIVE DATE") by and between SWAN MAGNETICS, INC., d/b/a SWAN INSTRUMENTS, INC., a California corporation ("SWAN") and IVG CORP., a Delaware corporation ("IVG"). SWAN and IVG are referred to herein as the "PARTIES".

                                    RECITALS

         A. WHEREAS, Swan and IVG are involved in a dispute arising out of or relating to the Share Exchange (as defined below), which dispute includes a disagreement regarding the effectiveness of the Share Exchange.

         B. WHEREAS, it is the intent of the Parties to settle such dispute through the following agreements:

                  1.       this Settlement Agreement;
                  2.       the Consolidated Note (as defined below);
                  3.       the Voting Agreement (as defined below); and
                  4.       the Joint Instructions (as defined below).

         C. WHEREAS, it is the further intent of the Parties that this Settlement Agreement, the Consolidated Note, the Voting Agreement and the Joint Instructions (collectively, the "INTEGRATED AGREEMENT") form an integrated set of agreements that are to be interpreted and applied together as a single agreement for the purpose of effectuating the Parties' full intent and agreement on the subjects addressed in these agreements.

                              TERMS AND CONDITIONS

         1. GOOD FAITH SETTLEMENT. The parties hereto desire to resolve all aspects of the dispute that involve each of them in the manner and to the extent set forth in the Integrated Agreement.

         2. REPRESENTATIONS AND WARRANTIES.

                  a. Each Party represents and warrants to the other that:

                           (i) it is authorized to enter into the Integrated
Agreement and to satisfy the terms and conditions established therein;

                           (ii) neither the execution nor performance of the
Integrated Agreement will breach or conflict with any agreement, undertaking, instrument or court order to which it is subject;

                           (iii) all actions and approvals, corporate or
otherwise, necessary for it to enter into the Integrated Agreement and to perform its obligations under the Integrated Agreement have been obtained;

                           (iv) it has obtained any and all waivers and/or
approvals that may be required under its existing agreements with third parties to permit it to enter into the Integrated Agreement and to perform the obligations and grant the rights established therein;

                           (v) the Integrated Agreement constitutes a valid and
binding obligation of it, enforceable against it in accordance with its terms and conditions;

                           (vi) the person or persons signing the Integrated
Agreement on behalf of such Party are authorized to do so;

                           (vii) it has not transferred or assigned, including
by operation of law or otherwise, any of the property, rights, claims, suits, causes of action, demands, liabilities or obligations that are the subject of the Integrated Agreement;

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                           (viii) it has read and understood the terms and
consequences of the Integrated Agreement and is fully aware of the legal and binding effect of the Integrated Agreement;

                           (ix) it has obtained advice of legal counsel in
connection with the Integrated Agreement prior to entering into the Integrated Agreement;

                           (x) it has made such investigation of the facts
pertaining to the Integrated Agreement, and of all matters pertaining to it, as it deems necessary; and

                           (xi) it has executed the Integrated Agreement
voluntarily and without any duress or undue influence on the part of the other Party or any third party.

b. The Parties voluntarily executed the Integrated Agreement on their own behalf and, with respect to Swan, on behalf of the Swan Releasing Parties (as defined in Section 5(a) of this Settlement Agreement), and, with respect to IVG, on behalf of the IVG Releasing Parties (as defined in Section 5(a) of this Settlement Agreement), with full knowledge of its significance and with the express intention of effecting its legal consequences.

         3. CONSIDERATION TO SWAN. In consideration for the promises and covenants of Swan set forth in the Integrated Agreement, IVG has provided the general releases, and the share exchange and registration covenants, set forth herein and, as of even date herewith, shall (a) enter into the Voting Agreement, the form of which is attached hereto as EXHIBIT A (the "VOTING AGREEMENT"), and
(b) execute the Joint Account Instructions to Salomon Smith Barney, in the form attached hereto as EXHIBIT B (the "JOINT INSTRUCTIONS"). IVG shall further, as of even date herewith, deliver to Swan a Secured Promissory Note, in the form attached hereto as EXHIBIT C (the "CONSOLIDATED NOTE").

         4. CONSIDERATION TO IVG. In consideration for the promises and covenants of IVG set forth in the Integrated Agreement, Swan has provided the general releases set forth herein and, as of even date herewith, shall enter into the Voting Agreement and execute the Joint Instructions. Swan shall further deliver, as provided in the Joint Instructions, one hundred and fifty thousand dollars ($150,000) to IVG, which amount shall constitute a further loan to IVG, included in and subject to the terms and conditions of the Consolidated Note.

         5. RELEASE BY IVG.

                  (a) Except as provided otherwise in the Integrated Agreement, IVG on behalf of itself and its predecessors, successors, assigns and attorneys (collectively, the "IVG RELEASING PARTIES"), hereby releases and forever discharges Swan and its officers, directors, employees predecessors, successors, assigns and attorneys (collectively, the "SWAN RELEASED PARTIES") of and from any and all claims, demands, causes of action, obligations, liens, damages, losses, costs, attorneys' fees and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, that IVG or any IVG Releasing Parties may have had or now has against Swan or the Swan Released Parties, other than the IVG Excluded Claims (as hereinafter defined), including any and all claims for incidental, consequential, ensuing and/or resulting damage (collectively, the "IVG RELEASED CLAIMS").

                  (b) "IVG EXCLUDED CLAIMS" shall mean:

                           (i) any claims arising out of or relating to the
Integrated Agreement;

                           (ii) any claims by any IVG Releasing Parties where
such claims are unrelated to (A) the IVG Releasing Parties' affiliation with IVG, (B) any rights derived directly or indirectly from IVG (by assignment or otherwise), or (C) any duty that they may have to IVG or that IVG may have to them;

                           (iii) any claims against any Swan Released Parties
where such claims are unrelated to (A) the Swan Released Parties' affiliation with Swan; (B) any rights derived directly or indirectly from Swan (by assignment or otherwise); or (C) any duty that they may have to Swan or that Swan may have to them; and

                           (iv) any claims against any Swan Released Parties
held by any shareholder of IVG.

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         6. RELEASE BY SWAN.

                  (a) Except as provided otherwise in this Agreement, Swan on behalf of itself and its predecessors, successors, assigns and attorneys (collectively, the "SWAN RELEASING PARTIES"), hereby releases and forever discharges IVG and its officers, directors, employees, predecessors, successors, assigns and attorneys (collectively, the "IVG RELEASED PARTIES") of and from any and all claims, demands, causes of action, obligations, liens, damages, losses, costs, attorneys' fees and expenses of every kind and nature whatsoever, known or unknown, fixed or contingent, that Swan or any Swan Releasing Parties may have had or now has against IVG or the IVG Released Parties, other than the Swan Excluded Claims (as hereinafter defined), including any and all claims for incidental, consequential, ensuing and/or resulting damage (collectively, the "SWAN RELEASED CLAIMS").

                  (b) "SWAN EXCLUDED CLAIMS" shall mean:

                           (i) any claims arising out of or relating to the
Integrated Agreement;

                           (ii) any claims by any Swan Releasing Parties where
such claims are unrelated to (A) the Swan Releasing Parties' affiliation with Swan, (B) any rights derived directly or indirectly from Swan (by assignment or otherwise), or (C) any duty that they may have to Swan or that Swan may have to them;

                           (iii) any claims against any IVG Released Parties
where such claims are unrelated to (A) the IVG Released Parties' affiliation with IVG; (B) any rights derived directly or indirectly from IVG (by assignment or otherwise); or (C) any duty that they may have to IVG or that IVG may have to them; and

                           (iv) any claims against any IVG Released Parties held
by any shareholder of Swan.

         7. INDEMNITY.

                  (a) This Agreement is intended to, and IVG warrants to Swan that it shall, dispose of all liability of Swan and the Swan Released Parties to IVG and the IVG Releasing Parties with respect to the IVG Released Claims. IVG agrees to and will hold harmless and indemnify Swan and the Swan Released Parties of and from any and all liability (including all costs, expenses, and attorneys' fees incurred therein) arising out of (i) the assertion by IVG or any IVG Party of any IVG Released Claims; or (ii) the assertion by any person or entity of any lien or any claim of subrogation, contribution, or indemnity deriving from any IVG Released Claims.

                  (b) This Agreement is intended to, and Swan warrants to IVG that it shall, dispose of all liability of IVG and the IVG Released Parties to Swan and the Swan Releasing Parties with respect to the Swan Released Claims. Swan agrees to and will hold harmless and indemnify IVG and the IVG Releasing Parties of and from any and all liability (including all costs, expenses, and attorneys' fees incurred therein) arising out of (i) the assertion by Swan or any Swan Party of any Swan Released Claims; or (ii) the assertion by any person or entity of any lien or any claim of subrogation, contribution, or indemnity deriving from any Swan Released Claims.

         8. EXCHANGE OFFER. At the written request of any holder of Share Exchange Consideration (as hereinafter defined), IVG agrees and covenants that it shall exchange any or all of such holder's Share Exchange Consideration, for shares of the common stock of Swan ("SWAN STOCK"), in accordance with this
Section 8. As used herein, "SHARE EXCHANGE CONSIDERATION" shall mean (a) all shares of IVG capital stock ("EXCHANGE SHARES") issued pursuant to the share exchange between IVG and certain shareholders of Swan, dated July/August 2000 (the "SHARE EXCHANGE"), (b) all warrants for IVG Stock issued pursuant to the subsequent warrant exchange between IVG and certain holders of Exchange Shares ("EXCHANGE WARRANTS"), and (c) all shares issued pursuant to the exercise of Exchange Warrants ("WARRANT SHARES"). For each Exchange Share requested to be exchanged, the requesting holder shall receive that number of shares of Swan Stock for which such Exchange Share was originally exchanged pursuant to the Share Exchange. For each Exchange Warrant requested to be exchanged, the requesting holder shall receive that number of shares of Swan Stock for which the shares of IVG capital stock exchanged for such warrant were originally exchanged pursuant to the Share Exchange. For each Warrant Share requested to be exchanged, the requesting holder shall receive that number of shares of Swan Stock for which the shares of IVG capital stock exchanged for the underlying Exchange Warrant were originally exchanged pursuant to the Share Exchange. This
Section 8 shall terminate upon the six (6) month anniversary of the Effective Date.

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         9. REGISTRATION COMMITMENT. IVG agrees to use its best efforts to register the shares of IVG common stock underlying the IVG warrants included in the Share Exchange Consideration as soon as possible. For purposes of this Agreement, "REGISTRATION" (and with correlative meanings, "REGISTER" and "REGISTERED") shall mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act of 1933, as amended, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

         10. WAIVER. In connection with the mutual releases in Sections 5 and 6 of this Settlement Agreement, IVG, on behalf of itself and the IVG Releasing Parties, and Swan, on behalf of itself and the Swan Releasing Parties, knowingly, voluntarily and specifically waive all rights they may have under California Civil Code Section 1542, which provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         11. COMPROMISE. The Integrated Agreement is the result of a compromise between Swan and IVG, and it shall never at any time or for any purpose be considered an admission of liability, fault and/or responsibility by Swan or IVG, nor shall the existence or performance of any obligation under the Integrated Agreement constitute or be construed as an admission of any liability, fault or responsibility whatsoever by Swan or IVG.

         12. COVENANT NOT TO SUE. Each of the Parties hereto covenants and agrees, on behalf of itself and on behalf of, in the case of Swan, each of the Swan Releasing Parties, and, in the case of IVG, each of the IVG Releasing Parties, never to commence and/or prosecute against the other any legal action and/or other proceedings based in whole or in part upon the claims, demands, causes of action, obligations, damages and/or liabilities released in this Settlement Agreement.

         13. ASSIGNMENT. The Parties agree that their rights and obligations under this Settlement Agreement, and its accompanying rights and obligations, may not be sold, transferred, assigned, delegated, pledged, otherwise disposed of, in whole or part, whether voluntarily, by operation of law or otherwise, by any Party without the prior written consent of the other Party. Subject to the preceding sentence, the rights and liabilities of the Parties hereto will bind, and inure to the benefit of, their respective and permitted assignees and successors and is binding on the Parties and their successors and permitted assigns. Any attempted assignment other than in accordance with this Section 13 shall be null and void. This Settlement Agreement shall be binding upon all successors in interest to any or all of the capital stock of Swan held by IVG as of the date hereof.

         14. ATTORNEYS' FEES. Each Party acknowledges and agrees that it shall bear its own costs, expenses, consultant and expert fees, and attorneys' fees arising out of and/or connected with the negotiation, drafting and execution of the Integrated Agreement.

         15. CONSTRUCTION.

                  (a) The Integrated Agreement is the product of negotiation and preparation by and among the Parties and their respective attorneys. Each Party expressly acknowledges and agrees that the Integrated Agreement shall not be deemed prepared or drafted by one party or another, or its attorneys, and will be construed accordingly. The recitals and exhibits to the Integrated Agreement are integral parts of the Integrated Agreement and will be read and construed and have the same force and effect as if set out in the body of the Integrated Agreement.

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                  (b) The captions and section and paragraph headings used in the Settlement Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of the Settlement Agreement.

         16. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Settlement Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth below (or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 16):


IF TO SWAN:                                  IF TO IVG:

       Swan Magnetics, Inc.                       IVG Corp.
       2982 Scott Blvd.                           13135 Dairy Ashford, Suite 525
       Santa Clara, CA  95054                     Sugar Land, TX  77478
       Attn:  CEO                                 Attn:  CEO


with a copy to:                              with a copy to:

       Covington & Burling                        Baker & McKenzie
       601 California Street, 19th Floor          2001 Ross Avenue, Suite 2300
       San Francisco, Ca  94108                   Dallas, TX  75201
       Attn:  Roy Bartlett                        Attn:  Lawrence B. Mandala


         17. WAIVER OF BREACH OR DEFAULT. The waiver by either Party of a breach of or a default under any provision of the Settlement Agreement, shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of the Settlement Agreement, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy.

         18. NO RELEASE OF THIRD PARTIES. Nothing in this Settlement Agreement shall be deemed to constitute a waiver or release by either Party of any rights or actions that such party may have with respect to third parties other than those specifically provided herein. Nothing in this Settlement Agreement is intended to provide benefits or rights to third parties, other than those specifically provided herein.

         19. FURTHER ASSURANCES. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Settlement Agreement.

         20. GOVERNING LAW AND SELECTION OF FORUM. The terms of this Settlement Agreement shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California and to be performed entirely within the State of California. The parties agree that any litigation concerning this Settlement Agreement shall take place in California state court in the Superior Court for Santa Clara County. Each party hereby consents to the jurisdiction of that court.

         21. BINDING EFFECT. This Settlement Agreement shall be binding upon and inure to the benefit of the Swan and IVG and each of their predecessors, successors, assigns, and present and former officers, directors, employees, agents, representatives, insurers and sureties.

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         22. SEVERABILITY. If any provision or any part of any provision of the
Settlement Agreement is for any reason held to be invalid, unenforceable or contrary to any public policy, law, statute and/or ordinance, then the remainder of the Settlement Agreement shall be unaffected thereby and shall remain valid and fully enforceable.

         23. ENTIRE AGREEMENT. The Settlement Agreement constitutes the entire understanding between Swan and IVG with regard to the matters herein set forth. There are no representations, warranties, agreements, arrangements, undertakings, oral or written, between Swan and IVG relating to the subject matter of the Settlement Agreement that are not fully expressed in the Settlement Agreement.

         24. COUNTERPARTS. This Settlement Agreement may be executed in several counterparts and all so executed shall constitute one agreement which shall be binding upon all Parties hereto, notwithstanding that all Parties signatures do not appear on the same page. Facsimile transmissions of signed counterparts shall have the same force and effect as an original.

                                            IVG CORP.


Dated:  _____________________               By:       /S/ ELORIAN LANDERS
                                                --------------------------------

                                            SWAN MAGNETICS, INC.

Dated:  _____________________               By:       /S/  EDEN KIM
                                                --------------------------------

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